UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 1, 2016 (August 30, 2016)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2016, Dean Foods Company (the “Company”) announced that Gregg A. Tanner will step down as Chief Executive Officer of the Company and resign from his position as a member of the Company’s Board of Directors, effective January 1, 2017. Ralph Scozzafava, currently Executive Vice President and Chief Operating Officer, will be promoted to Chief Executive Officer and appointed to the Company’s Board of Directors, effective as of January 1, 2017. Mr. Tanner will continue to serve in an advisory capacity as an employee of the Company through the Annual Stockholders Meeting in May 2017.

Ralph P. Scozzafava, age 57, has served as the Company’s Executive Vice President and Chief Operating Officer since October 2015. He joined the Company in October 2014 as Executive Vice President and Chief Commercial Officer. Prior to joining the Company, Mr. Scozzafava served as the Chairman of the Board of Directors and Chief Executive Officer of Furniture Brands International, Inc. from May 2008 to November 2013 and as the Vice Chairman and Chief Executive Officer — designate from June 2007 to January 2008. From 2001 until June 2007, Mr. Scozzafava was employed at Wm. Wrigley Jr. Company, where he held several positions, including serving as Vice President - Worldwide Commercial Operations from March 2006 to June 2007, and as Vice President & Managing Director - North America/Pacific from January 2004 to March 2006. Prior to joining Wrigley, Mr. Scozzafava served in sales, marketing and merchandising positions at Campbell Soup Company, Clorox Company, and Johnson & Johnson. Mr. Scozzafava also serves on the Board of Directors of Stage Stores, Inc., where he is a member of the Compensation Committee and the Audit Committee.

Pursuant to the terms of his offer letter, the Company has agreed to pay Mr. Scozzafava a base salary of $1,000,000 per year, effective January 1, 2017.  In addition, he will be eligible to earn a target annual incentive payment of 125% of his base salary pursuant to the Company’s Short-Term Incentive Plan.  The actual amount of any Short-Term Incentive award will depend on achievement of certain Company financial targets and Mr. Scozzafava’s individual performance objectives in 2017. Mr. Scozzafava will be eligible to receive grants under the Company’s LTI Program, in such amounts as determined by the independent members of the Company’s Board of Directors, or the Compensation Committee, with a target value for 2017 of $4,000,000. Mr. Scozzafava will also continue to be eligible to participate in the Company’s Executive Deferred Compensation Plan (as set forth in Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed on March 1, 2007), benefits plans and Amended and Restated Executive Severance Pay Plan (as set forth in Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 19, 2010). Mr. Scozzafava has previously entered into a Change in Control Agreement with the Company (in substantially the form of Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013), pursuant to which he will be entitled to certain benefits in the event of a change in control of the Company.

In connection with this transition, Mr. Tanner will receive compensation and benefits pursuant to the Company’s Amended and Restated Executive Severance Pay Plan following his termination of employment.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

10.1 Letter Agreement, dated August 31, 2016, between Dean Foods Company and Gregg A. Tanner.

99.1 Dean Foods Company press release dated September 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2016	DEAN FOODS COMPANY

	By:	/s/ Russell F. Coleman
Russell F. Coleman
Executive Vice President, General Counsel, Corporate Secretary & Government Affairs